UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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Advocat Inc.

(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)
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ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
Dear Shareholder:
     You are cordially invited to attend the 2006 annual meeting of shareholders of Advocat Inc. (the “Company”), to be held at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on June 1, 2006, at 9:00 a.m. (Central Daylight Time).
     The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.
     Whether or not you plan to attend the annual meeting, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation to L. Glynn Riddle, Jr., Chief Financial Officer of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

William R. Council, III
Chief Executive Officer
Brentwood, Tennessee
April 21, 2006

ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Advocat Inc.:
     The annual meeting of shareholders of Advocat Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on Thursday June 1, 2006, at 9:00 a.m. (Central Daylight Time) for the following purposes:
     (1) To elect two (2) Class 3 directors, to hold office for a three (3) year term and until his successor has been duly elected and qualified;
     (2) To approve the adoption of the Advocat Inc. 2005 Long-Term Incentive Plan; and
     (3) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
     The proxy statement and form of proxy accompanying this notice are being mailed to shareholders on or about April 21, 2006. Only shareholders of record at the close of business on April 17, 2006 are entitled to notice of and to vote at the meeting and any adjournment thereof.
     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.
     We hope very much that you will be able to be with us. The Company’s board of directors urges all shareholders of record to exercise their right to vote at the annual meeting of shareholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.
     Your representation at the annual meeting of shareholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, date, sign and return the enclosed proxy card. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.

By Order of the Board of Directors,

L. Glynn Riddle, Jr., Secretary
Brentwood, Tennessee
April 21, 2006

 i

ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
PROXY STATEMENT
     The board of directors is soliciting proxies for this year’s annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.
     The board has set April 17, 2006 as the record date for the meeting. Shareholders who owned Advocat Inc. common stock on that date are entitled to receive notice of and vote at the meeting. On the record date there were 5,740,287 shares of Advocat common stock outstanding. Holders of the Company’s common stock are entitled to one vote per share owned of record. Cumulative voting is not permitted. The Company has 393,658 shares of Series B Redeemable Convertible Preferred Stock outstanding, but such preferred stock is not entitled to vote at the annual meeting of shareholders. The Company has the authority to issue additional shares of preferred stock in one or more series, although no series of preferred stock has been designated or issued.
     This proxy statement and enclosed proxy were initially mailed or delivered to shareholders on or about April 21, 2006. The Company’s Annual Report for the fiscal year ended December 31, 2005, is being concurrently mailed or delivered with this proxy statement to shareholders entitled to vote at the annual meeting. The Annual Report is not to be regarded as proxy soliciting material.
     Why am I receiving this proxy statement and proxy form?
     You are receiving this proxy statement and proxy form because you own shares of Advocat common stock. This proxy statement describes issues on which you are entitled to vote.
     When you sign the proxy form you appoint L. Glynn Riddle, the Company’s Chief Financial Officer, as your representative at the meeting. Mr. Riddle will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.
     If your shares are not voted in person or by telephone or on the Internet, they cannot be voted on your behalf unless you provide our corporate secretary with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign and date the enclosed proxy form and return it promptly.
     Who is soliciting my proxy and who is paying the cost of the solicitation?
     The Company’s board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2006 annual meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. The Company will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners of Advocat common stock.
     What am I voting on?
     At the annual meeting you will be asked to vote on two proposals:
     The first proposal is the election of two “Class 3 Directors” to serve a three year term on the Company’s board of directors.
     The second proposal is to approve the Advocat Inc. 2005 Long-Term Incentive Plan.
     Who is entitled to vote?
     Only shareholders who owned Advocat Inc. common stock as of the close of business on the record date, April 17, 2006, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.
     How do I vote?
     You may vote your shares either in person at the annual meeting, by telephone or on the Internet or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. Instructions for voting on the Internet or by telephone may be found in the Proxy Voting Instructions accompanying the Proxy Card. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for internet or telephone voting in certain circumstances if you did not receive a proxy form directly.
     Can I change my vote after I return my proxy form?
     Yes.
     You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Mr. Riddle, either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the corporate secretary that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by Mr. Riddle at or prior to the annual meeting.
     What is the board’s recommendation and how will my shares be voted?
     The board recommends a vote FOR Proposals 1 and 2. If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If you return a signed proxy, but do not specify a choice, Mr. Riddle, as the person named as the proxy holder on the proxy form, will vote as recommended by the board of directors. If any other matters are considered at the meeting, Mr. Riddle will vote as recommended by the board of directors. If the board does not give a recommendation, Mr. Riddle will have discretion to vote as he thinks best. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters.
     Will my shares be voted if I do not sign and return my proxy form?
     If your shares are registered in your name and you do not return your proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for the election of directors as they think best.
     How many votes are needed to hold the annual meeting?
     The Company currently has a total of 5,740,287 shares of outstanding common stock. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a shareholder is present and votes in person at the meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.
     What vote is required to elect directors and to approve the Advocat Inc. 2005 Long-Term Incentive Plan?
     The nominees for director who receives the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. The Advocat Inc. 2005 Long-Term Incentive Plan and any other matters that may be properly submitted to the shareholders will be approved by the affirmative vote of a majority of votes cast of the shares of common stock represented by proxy and entitled to vote at the annual meeting.
     Can I vote on other matters or submit a proposal to be considered at the meeting?
     The Company has not received timely notice of any shareholder proposals to be considered at the annual meeting, and shareholders may submit matters for a vote only in accordance with the Company’s bylaws. The board of directors does not presently know of any other matters to be brought before the annual meeting.
     It is contemplated that the Company’s 2007 Annual Meeting of shareholders will take place in June 2007. Shareholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2007 Annual Meeting pursuant to Rule 14a-8 under the Securities

Exchange Act of 1934 if such proposals are received by the Company before the close of business on December 22, 2006. Notices of shareholders’ proposals submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in the Company’s bylaws. For shareholders seeking to present a proposal at the 2007 annual meeting without inclusion of such proposal in the Company’s proxy materials, the proposal must be received by the Company no later than March 7, 2007.
     Are there any dissenters’ rights or appraisal rights with respect to any of proposals described in this proxy statement?
     There are no appraisal or similar rights of dissenters respecting the matters to be voted upon.
     How do I communicate with directors?
     The Board has established a process for shareholders to send communications to the Board or any of the directors. Shareholders may send communications to the board or any of the directors by sending such communication addressed to the Board of Directors or any individual director c/o Advocat Inc. 1621 Galleria Boulevard, Brentwood, Tennessee 37027. All communications will be compiled and submitted to the Board or the individual directors on a monthly basis.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     How much stock do the Company’s directors, executive officers, and principal shareholders own?
     Advocat is authorized to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of April 17, 2006, there were 5,740,287 shares of common stock and 393,658 shares of Series B Preferred Stock issued and outstanding. The following table shows, as of April 17, 2006, the amount of Advocat common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the Named Executive Officers (as defined in “Executive Compensation”, below); (c) all of the Company’s directors and Named Executive Officers as a group and (d) all shareholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Advocat common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. The address for all of the persons listed below is 1621 Galleria Boulevard, Brentwood, Tennessee 37027, except as listed in the footnotes to the table below.

	Shares Beneficially
	Owned (1)
Name	Number (1)	Percent(2)
Wallace E. Olson (3) Suite 604, 736 Georgia Avenue Chattanooga, TN 37402	636,533	11.1%

William R. Council, III (4)	127,500	2.2%
William C. O’Neil, Jr. (5)	20,400	*
Raymond L. Tyler (6)	50,000	*
Richard M. Brame (7)	16,000	*
Robert Z. Hensley (8)	5,000	*
L. Glynn Riddle, Jr (9)	51,500	*
All directors and executive officers as a group (7 persons)(10)	906,933	15.1%

*	less than 1%

(1)	Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2)	The percentages shown are based on 5,740,287 shares of common stock outstanding plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options held by such holder that are exercisable within 60 days of April 17, 2006.

(3)	Mr. Olson’s shares include 1,300 shares owned jointly with his daughter and 633,900 owned by a partnership controlled by Mr. Olson. Includes 1,333 shares purchasable upon exercise of options at an exercise price of $5.44 granted pursuant to the 2005 Plan that are subject to shareholder approval as described in Proposal 2.

(4)	Includes 50,000 shares purchasable upon exercise of an option at an exercise price of $0.35 per share issued under the Key Personnel Plan. Includes 75,000 shares purchasable upon exercise of options at an exercise price of $5.44 granted pursuant to the 2005 Plan that are subject to shareholder approval as described in Proposal 2.

(5)	Includes 1,000, 1,000, 1,000, 1,000, 1,000 and 13,600 shares purchasable upon exercise of options at exercise prices of $7.125, $8.3125, $5.5625, $0.15, $1.0625 and $0.35 per share, respectively, issued under the Director Plan. Includes 1,800 shares purchasable upon exercise of options at an exercise price of $5.44 granted pursuant to the 2005 Plan that are subject to shareholder approval as described in Proposal 2.

(6)	Includes 25,000 shares purchasable upon exercise of an option at an exercise price of $0.35 per share issued under the Key Personnel Plan. Includes 25,000 shares purchasable upon exercise of options at an exercise price of $5.44 granted pursuant to the 2005 Plan that are subject to shareholder approval as described in Proposal 2.

(7)	Includes 1,000 shares purchasable upon exercise of options at an exercise price of $5.44 granted pursuant to the 2005 Plan that are subject to shareholder approval as described in Proposal 2.

(8)	Includes 5,000 shares purchasable upon exercise of options at an exercise price of $5.44 granted pursuant to the 2005 Plan that are subject to shareholder approval as described in Proposal 2.

(9)	Includes 50,000 shares purchasable upon exercise of options at an exercise price of $5.44 granted pursuant to the 2005 Plan that are subject to shareholder approval as described in Proposal 2.

(10)	Includes 75,000 and 18,600 shares purchasable upon exercise of options issued under the Key Personnel Plan and the Director Plan, respectively. Includes 159,133 shares purchasable upon exercise of options granted pursuant to the 2005 Plan that are subject to shareholder approval as described in Proposal 2.
PROPOSAL 1
ELECTION OF DIRECTORS
     How many directors are nominated?
     The Company’s certificate of incorporation provides that the number of directors to be elected by the shareholders shall be at least three and not more than 15, as established by the board of directors from time to time. The number of directors is currently set at five.
     The certificate of incorporation requires that the Company’s board of directors be divided into three classes which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. Class 1 directors are currently serving until the 2007 annual meeting, the Class 2 director is currently serving until the 2008 annual meeting and the Class 3 directors, if reelected, will serve until the 2009 annual meeting. At each annual meeting of shareholders after the first annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified.
     What happens if a nominee refuses or is unable to stand for election?
     The board may reduce the number of seats on the board or designate a replacement nominee. If the board designates a replacement nominee, shares represented by proxy will be voted FOR the replacement nominee. The board presently has no knowledge that any nominee will refuse, or be unable, to serve.
     Must director nominees attend our annual meeting?
     It is the Company’s policy that all of its directors attend the annual meeting if possible. All directors attended the 2005 annual meeting of shareholders. All nominees are expected to be in attendance at the 2006 meeting.

     Who are the board nominees?
     Information regarding the nominees is provided below, including name, age, principal occupation during the past five years, the year first elected as a director of Advocat and the expiration date of such director’s term. Each of the Class 3 nominees for director are presently directors of the Company.
     The following directors have been nominated to continue in office for a new term or until the election and qualification of his respective successors in office:
     Information About Class 3 Director Nominees — Current Term Ending 2006

Name of Nominees	Age	Director Since	Principal Occupation Last Five Years
William R. Council, III	44	October 2002	Member of the Board of Directors of the Company; President and Chief Executive Officer from March 2003 to present; Interim Chief Executive Officer from October 2002 to March 2003; Executive Vice President, Chief Financial Officer and Secretary of the Company from March 2001 to December 2002. Mr. Council is a certified public accountant.

Richard M. Brame	52	December 2002	Member of the Board of Directors of the Company; Chief Executive Officer of Regency Health Management, LLC from July 1999 to present; President of the General Partner of San Angelo Nursing Center, LP from October 2001 to March 2005; President of Ooltewah Investments, Inc. from 1992 to present.
Who are the Continuing Directors?
     The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office:
Information about Class 2 Continuing Director — Current Term Ending 2008

		Director
Name of Director	Age	Since	Principal Occupation Last Five Years
Wallace E. Olson	59	March 2002	Chairman of the Board of Directors of the Company from October 2002 to present; Member of the Board of Directors of the Company since March 2002. He has been a private investor, managing his personal finances, since May 1996.

Information About Class 1 Continuing Directors — Current Term Ending 2007

		Director
Name of Directors	Age	Since	Principal Occupation Last Five Years
William C. O’Neil, Jr.	71	Inception	Member of the Board of Directors of the Company; Private Investor; Director of HealthWays, a specialty health care service company; Director of Sigma Aldrich Corp., a manufacturer of research chemicals; Director of American HomePatient, Inc. a provider of home health care products and services.

Robert Z. Hensley	48	July 2005	Member of the Board of Directors of the Company since July 2005; President and principal owner of Life’s A Beach Publications LLC, a private publishing company, from 2003 to present; Managing member and principal owner of Scooter Development LLC and Ragister Development LLC, two real estate and rental property development companies from 2001 to present; Currently a Director of HealthSpring, Inc.; Audit Partner at Ernst & Young, LLP from July 2002 to September 2003; Audit Partner at Arthur Andersen, LLP from 1990 to 2002; Managing Partner at Arthur Andersen, LLP from 1997 to 2002. Mr. Hensley holds a Master of Accountancy degree, a BS in Accounting and is a Certified Public Accountant.
     Is the board independent?
     Four of the Company’s current five directors, i.e., all of the non-management directors, are independent as Nasdaq defines independence under Nasdaq Rule 4200(a)(15). The Company’s non-management directors meet in executive sessions, without management present, on a regular basis.
     What committees has the board established?
     The board of directors has established an audit committee and a compensation committee.

     The Company has determined not to establish a nominating committee. The entire board participates in the consideration of director nominees. The decision not to establish such a committee was made by the board based on the small size of the existing board of directors and the fact that four out of the five directors are independent. The entire board has adopted Corporate Governance Guidelines, which include guidelines on the composition, selection and performance of the board. The Company’s Corporate Governance Guidelines are posted on the Company’s website at www.irinfo.com/AVC. There is no separate nominating committee charter.
     The board believes that any nominee that it recommends for a position on the Company’s board of directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interest of the Company’s shareholders. The board’s assessment of existing directors and new director nominees includes issues of diversity, age, contribution to the meetings, the ability to work with other directors and skills such as understanding of long term health care, health care background, and the perceived needs of the board at that point in time. The board may solicit recommendations for director nominees from other directors, the Company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the board will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.
     The board will review and evaluate the qualifications of any director candidates who have been recommended by shareholders of the Company in compliance with policies described above. Any shareholder submitting a recommendation for a director candidate must submit it to the secretary at the Company’s corporate headquarters not later than the 120th calendar day before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. The secretary of the Company will forward all recommendations to the board. The shareholder’s recommendation must include information about the shareholder making the recommendation and about the proposed director candidate. All proposed director candidates will be evaluated in the same manner, regardless of the source of the initial recommendation.
     Mr. Hensley, who joined the board last year, was recommended to the board of directors as a qualified director by outside legal counsel and the Chief Executive Officer of the Company.
     Audit Committee. The Company has a separately-designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, and reviews and approves the annual report of the Company’s independent registered public accounting firm. The audit committee also has oversight with respect to the Company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission and the annual report to the shareholders. The audit committee presently is composed of four directors: Mr. Olson, Mr. Brame, Mr. Hensley and Mr. O’Neil. The Board of Directors in its business judgment, has determined that all members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to Rule 4200(a)(15) under Nasdaq’s Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The Board has determined that Mr. Hensley qualifies as an “audit committee financial expert” as described in Regulation S-K Item 401(h). There were five meetings of the audit committee during 2005. The audit committee has adopted a written charter, a copy of which is posted on our web site at www.irinfo.com/AVC.
     Compensation Committee. The compensation committee presently is composed of four directors: Mr. Brame, Mr. O’Neil, Mr. Olson and Mr. Hensley. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company’s compensation plans and general review of the Company’s employee compensation policies. During 2005, the compensation committee held one meeting.
     How often did the board of directors meet during 2005?
     During fiscal 2005, the board of directors held thirteen meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the individual director served.
     How are directors compensated?
     Directors who are not officers, employees or consultants of the Company (currently directors Brame, Hensley, O’Neil and Olson) receive a director’s fee of $36,000 annually, $3,500 per board meeting attended and $1,000 per committee meeting attended (except when held on the same day as board meetings). The Chairmen of the Board, Audit Committee and Compensation Committee are paid $2,500 per meeting for serving as meeting chairperson. Such directors are also entitled to participate in the Company’s health care plan. Directors who are officers or employees of the Company or its affiliates have not been compensated separately for services as a director. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings.
     What is the board’s recommendation with respect to the election of the Class 3 Directors?
     The board unanimously recommends a vote “FOR” the nominees listed above.

EXECUTIVE OFFICERS
     Who are the Company’s executive officers?
     The following table sets forth certain information concerning the executive officers of the Company as of March 31, 2006.

Name of Officer	Age	Officer Since	Position with the Company
William R. Council, III	44	March 5, 2001	President and Chief Executive Officer from March 2003 to present; Interim Chief Executive Officer from October 2002 to March 2003; Executive Vice President, Chief Financial Officer and Secretary of the Company from March 5, 2001 to December 2002. Mr. Council is a certified public accountant.

Raymond L. Tyler	55	Oct. 18, 2002	Executive Vice President and Chief Operating Officer of the Company from December 2003 to present; Senior Vice President of Operations of the Company from October 2002 to December 2003; Vice President of Operations of the Company from January 2001 to October 2002.

L. Glynn Riddle, Jr.	46	Dec. 9, 2002	Executive Vice President, Chief Financial Officer and Secretary of the Company from December 2002 to present; Controller of the Company’s Assisted Living Division from February 2002 to December 2002; Vice President of Finance at ENVOY Corporation from 1998 to 2001. Mr. Riddle is a certified public accountant.
EXECUTIVE COMPENSATION
     The following section describes the compensation that the Company pays its chief executive officer and the persons who, at December 31, 2005, were the other two most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”).
     This section includes:
•	a report of the Company’s compensation committee on executive compensation;

•	a detailed table showing compensation of the Named Executive Officers for the last three years; and

•	information about stock options and other benefits.
          How much compensation did the Company pay the Named Executive Officers during 2005?
          The following table sets forth the compensation for the services in all capacities to the Company for each of the three fiscal years in the period ended December 31, 2005, of the individual who served as the Company’s chief executive officer during the 2005 fiscal year and of the other individuals who served the Company as executive officers as of the end of the 2005 fiscal year or during the 2005 fiscal year and met the reporting requirements.

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
				Other	Restricted	Securities
Name and Principal				Annual	Stock	Underlying	LTIP	All Other
Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Awards($)	Options/SARs(#)(2)	Payouts ($)	Compensation($)(3)
William R. Council, III	2005	375,000	188,112	30,000	—	75,000	—	610
President and	2004	335,000	167,644	27,646	—	—	—	322
Chief Executive Officer	2003	275,000	—	38,500	—	—	—	—

Raymond L. Tyler.	2005	275,000	83,112	22,000	—	25,000	—	898
Executive Vice President and	2004	250,000	62,644	20,692	—	—	—	502
Chief Operating Officer	2003	225,000	—	30,807	—	—	—	269

L. Glynn Riddle, Jr.	2005	204,000	61,744	16,320	—	50,000	—	610
Executive Vice President and	2004	170,000	60,126	14,031	—	—	—	333
Chief Financial Officer	2003	140,000	—	19,600	—	—	—	198

(1)	Includes contributions under the Company’s Executive Incentive Retirement Plan.

(2)	Includes options granted pursuant to the 2005 Plan that are subject to shareholder approval as described in Proposal 2.

(3)	Includes matching contributions under the Company’s 401(k) plan.
          How many options did the Company issue to the Named Executive Officers in 2005 and under what terms?
          The tables below provide certain information with respect to grants of stock options to the Named Executive Officers pursuant to the Company’s stock option plans during the year ended December 31, 2005. These options were granted pursuant to the 2005 Plan and are subject to shareholder approval as described in Proposal 2.

Stock Option Grants

						Potential Realizable
						Value Assumed
		Percent of				Annual Rate of
	Number of	Total Options/				Stock Price
	Securities	SARs Granted	Exercise	Market		Appreciation for
	Underlying	to Employees	or Base	Price on		Options Term (2)
	Options	in Fiscal	Price	Date of	Expiration
Name	Granted (1)	Year (1)	($/Share)	Grant	Date	5%	10%
William R. Council, III	75,000 (3)	25%	$5.44	$5.44	12/13/2015	$256,589	$650,247
Raymond L. Tyler	25,000 (3)	8%	$5.44	$5.44	12/13/2015	$85,530	$216,749
L. Glynn Riddle, Jr.	50,000 (3)	16%	$5.44	$5.44	12/13/2015	$171,059	$433,498

(1)	The percent of total options granted was calculated based on a total of 305,000 options granted to employees during fiscal year 2005.

(2)	The potential realizable values illustrate values that might be realized upon exercise immediately prior to the expiration of the term of these options using 5% and 10% appreciation rates, as required by the SEC, compounded annually. These values do not, and are not intended to, forecast possible future appreciation, if any, of the Company’s stock price. Additionally, these values do not take into consideration the provisions of the options providing for vesting over a period of years or termination of options following termination of employment.

(3)	These grants were made subject to the approval of the 2005 Plan by the shareholders. The options are not exercisable until shareholder approval is obtained.
          How many stock options did the Named Executive Officers Exercise in 2005 and what was the value of those stock options?
          The table below provides information as to exercise of options by the Named Executive Officers during the fiscal year 2005 under the option plans and the year-end value of unexercised options. There were no exercises of Company stock options by the Named Executive Officers in 2005.
Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

	Number of
	Securities		Number of Underlying		Value of Unexercised In-the-
	Underlying		Unexercised Options/SARs At		Money Option/SARs at Fiscal
	Options	Value	Fiscal Year-End		Year-end($)(1)
Name	Exercised(#)	Realized	Exercisable(2)	Unexercisable	Exercisable	Unexercisable
William R. Council, III	-0-	$-0-	125,000	-0-	$246,000	$-0-
Raymond L. Tyler	-0-	-0-	50,000	-0-	123,000	-0-
L. Glynn Riddle, Jr.	-0-	-0-	50,000	-0-	-0-	-0-

(1)	Options are classified as “in-the-money” if the market value of the underlying common stock exceeds the exercise price of the option. The value of such in-the-money options is the difference between the option exercise price and $5.27, the per-share market value of the underlying common stock as of December 31, 2005. Such amounts may not necessarily be realized. Actual values that may be realized, if any, upon the exercise of options will be based on the per-share market price of the common stock at the time of exercise and are thus dependent upon future performance of the common stock.

(2)	Includes 75,000 options granted to Mr. Council, 25,000 options granted to Mr. Tyler, and 50,000 options granted to Mr. Riddle pursuant to the 2005 Plan that are subject to shareholder approval as described in Proposal 2.

          What equity compensation plans does the Company have in place?
          The following table provides information about the Company’s equity compensation plans in effect at December 31, 2005, aggregated for two categories of plans: those approved by shareholders and those not approved by shareholders.
Equity Compensation Plan Information

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	185,600	$2.20	-0-

Equity compensation plans not approved by security holders(1)	332,400	$5.44	367,600

Total	518,000	$4.28	367,600

(1)	In December 2005, the Board approved a new Equity compensation plan, subject to shareholder approval. That plan is being submitted to shareholders at the annual meeting for approval as described under Proposal 2.
          Is the Company a party to any key employment agreements or advisor agreements?
          Yes. Effective March 31, 2006, the Company entered into employment agreements (the “Employment Agreements”) with Mr. Council to serve as Chief Executive Officer, Mr. Tyler to serve as Chief Operating Officer and Mr. Riddle to serve as Chief Financial Officer. The Employment Agreements each have an initial term of one year. Thereafter, the Employment Agreements renew automatically for one-year periods unless 30 days notice is given by either the Company or the employee. The Employment Agreements provide for a base salary of $388,725 for Mr. Council, $284,900 for Mr. Tyler and $211,350 for Mr. Riddle, subject to change by the Company’s compensation committee.
          The Employment Agreements may be terminated by the Company without cause at any time and by the employee as a result of “constructive discharge” (e.g., a reduction in compensation or a material change in responsibilities) or a “change in control” (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination by the Company without cause, at the election of the employee upon a constructive discharge or change in control or upon the Company giving notice of its intent not to renew his employment agreement, Mr. Council is entitled to receive a lump sum severance payment in an amount equal to 30 months of his monthly base salary, and Mr. Tyler and Mr. Riddle are each entitled to receive lump sum severance payments in an amount equal to 12 months of monthly base salary. Furthermore, upon such termination, the employees may elect to require the Company to repurchase options granted under the Company’s stock option plans for a purchase price equal to the difference between the fair market value of the common stock at the date of termination and the stated option exercise price, provided that such fair market value is above the stated option price. In the event an Employment Agreement is terminated earlier by the Company for cause (as defined therein), or by an employee other than upon a constructive discharge or a change in control, the employees will not be entitled to any compensation following the date of such termination other than the pro rata amount of their then current base salary through such date. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of the employee upon a constructive discharge or upon a change in control, the employees are prohibited from competing with the Company for 12 months.
          Does the Company have a code of ethics for executive officers?
          The Company has a code of ethics for our executive officers. A copy of the code of ethics can be found on the Company’s website at www.irinfo.com/AVC.
PROPOSAL 2
PROPOSAL FOR APPROVAL OF THE 2005 LONG-TERM INCENTIVE PLAN
          At the Annual Meeting, the shareholders will be requested to approve the Advocat Inc. 2005 Long-Term Incentive Plan (the “Plan”). The Board recommends approval of the Plan. The Board has unanimously adopted resolutions approving, and recommending to the shareholders for their approval, the Plan. A copy of the Plan is attached hereto as Appendix A.
          The following is a summary of the principal features of the Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan. The effectiveness of the Plan is dependent on the approval by shareholders within twelve months of its adoption by the Board.
What are the material features of the plan?
General.
     The purposes of the Plan are to (i) attract and retain current and prospective employees and other service providers; (ii) motivate such persons, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify the interests of such persons with those of the Company’s shareholders by offering compensation that is based on the Company’s common stock and/or contingent on attaining certain performance goals and thereby promoting the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.
     Further, the Plan is designed to give us additional flexibility to address changing accounting rules and corporate governance practices by utilizing stock options, restricted stock, restricted stock units (RSUs) and stock appreciation rights (SARs). In light of frequent changes in the accounting treatment of various equity incentives and the possibility of future accounting or tax changes, we believe that it is advantageous for us to have maximum flexibility to design and implement future equity compensation.
Administration.
     The Plan shall be administered by a committee of at least two non-employee members of the Board (the “Committee”), and the Committee has complete discretion, subject to the provisions of the Plan, to select the employees and other service providers to receive awards under the Plan and determine the type, size and terms of the awards to be granted to each individual selected. The Committee will also determine the time when the awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting.
Shares Subject to the Plan.
     The maximum number of shares of Company common stock which may be awarded and delivered under the Plan shall be 700,000 shares of common stock. The shares issued under the Plan may be currently authorized but unissued shares of common stock or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
     The Committee may settle an award in cash rather than common stock but only to the extent such right to settle an award in cash would not result in the recognition of income or the imposition of interest and penalty under Section 409A of the Code. To the extent any shares of common stock covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled, or the shares of common stock are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan.
     The Plan provides that unless the Committee determines that an award shall not be designed to qualify as performance-based compensation, the maximum aggregate number of shares of common stock that may be granted pursuant to any award granted in any one calendar year to any one participant (i) shall be 200,000 shares in the form of options or SAR’s; (ii) shall be 200,000 shares in restricted stock or restricted stock units (iii) shall be 200,000 shares of common stock, or equal to the value of 200,000 shares of common stock determined as of the date of vesting or payout, as applicable for performance shares or performance units; (iv) may not exceed $1,000,000 determined as of the date of vesting or payout, as applicable; with respect to cash based awards and (v) shall be 200,000 shares of common stock with respect to awards of stock based awards. See “Performance Goals” below.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets.
     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards (as applicable); (iii) adjustment of the exercise price of outstanding awards; and (iv) any other adjustments that the Committee determines to be equitable.
Termination of Employment or Service.
     Each participant’s award agreement shall set forth the extent to which the participant shall have the right to exercise the award following termination of the participant’s employment or service with the Company. Such provisions shall be determined by the Committee, shall be included in the award agreement, need not be uniform among all awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
Detrimental Activity.
     Unless the award agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the Plan, or if the participant engages in any Detrimental Activity. Detrimental Activity shall mean any of the following: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company or the use in other than the business of the Company without prior written authorization from the Company, of any confidential information or material, relating to the business of the Company acquired by the participant either during or after employment or service with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the participant during employment or service by the Company relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) any activity that results in termination of the participant’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company; (vi) any attempt directly or indirectly to induce any employee or service provider of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a felony or a crime involving financial impropriety or moral turpitude, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

     Upon exercise, payment or delivery pursuant to an award, the participant shall certify that he or she is in compliance with the terms and conditions of the Plan and his or her award agreement and is not engaged in any Detrimental Activity. In the event a participant engages in any Detrimental Activity prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an award agreement, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the participant by the Company.
New Plan Benefits.
     In December 2005, the Company granted options to purchase 332,400 shares of the Company’s common stock. These options were granted under the Plan and are subject to shareholder approval. The following table sets forth those granted options that are subject to adoption of the amendment and held by (i) each executive officer named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.
New Plan Benefits

Name & Position	Dollar Value(1)	Number of Units
William R. Council, III
President and Chief Executive Officer	$-0-	75,000

Raymond L. Tyler
Executive Vice President and Chief Operating Officer	$-0-	25,000

L. Glynn Riddle, Jr.
Executive Vice President and Chief Financial Officer	$-0-	50,000

All current executive officers as a group ( 3 persons)	$-0-	150,000

All current directors who are not executive officers as a group (4 persons)	$-0-	27,400

All employees including officers who are not executive officers as a group (79 persons)	$-0-	155,000

(1)	The Dollar Value of all contingent options is -0- because the exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant. Actual dollar values that may be realized will be based on the exercise price and the market price of the Common Stock on the date of exercise and are indeterminable at this time.

Options.
     The Committee may grant nonqualified stock options or incentive stock options under the Plan, and may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Unless the Committee provides for earlier expiration, incentive stock options will expire ten years after the date of grant.
     The Committee will determine the exercise price for the shares of common stock underlying each award at the time the award is granted. The exercise price for shares under an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value price for a share of Company common stock underlying each award is the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service. As of April 17, 2006, the closing price for one share of the Company’s common stock was $10.40.
Restricted Stock or Restricted Stock Units
     The Committee may award restricted stock or restricted stock units under the Plan and, with respect to each such award, shall determine the number of shares associated with each award, and the period of restriction and any other provisions as the Committee may determine.
     The Committee may impose, in the award agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any shares of restricted stock or restricted stock units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that the participants pay a stipulated purchase price for each share of restricted stock or each restricted stock unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock or restricted stock units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of restricted stock, or shares delivered in consideration of restricted stock units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse. Except as otherwise provided in the Plan, shares of restricted stock covered by each restricted stock award shall become freely transferable by the participant after all conditions and restrictions applicable to such shares have been satisfied or lapsed, and restricted stock units may be paid in cash, shares of common stock, or a combination of cash and shares of common stock as the Committee shall determine.
     Except as otherwise determined by the Committee, participants holding shares of restricted stock granted under the Plan shall be granted the right to exercise full voting rights with respect to those shares during the period of restriction. A participant shall have no voting rights with respect to any restricted stock units granted under the Plan.
     Each award agreement shall set forth the participant’s rights to dividends paid with respect to the shares of common stock underlying restricted stock during the period of restriction. The Committee may designate in the award agreement that a participant holding restricted stock units may be entitled to dividend equivalents, the terms of which shall be determined by the

Committee. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee may determine the form of payment of dividends or dividend equivalents, including cash, shares of common stock, restricted stock, or restricted stock units.
     When and if restricted stock units become payable, the participant shall be entitled to receive payment from the Company in cash, shares of common stock with an equivalent value, in some combination thereof, or in any other form determined by the Committee in its sole discretion. The Committee’s determination regarding the form of payment shall be set forth or reserved for later determination in the award agreement pertaining to the grant of the restricted stock unit.
Stock Appreciation Rights
     The Committee may grant stock appreciation rights or “ SARs” under the Plan, and determine the number of shares covered by each SAR. The Committee may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Each SAR entitles the holder thereof to an amount equal to the difference between the fair market value of a share of Company common stock and a base value. The SAR base value is established by the Committee and unless otherwise determined by the Committee, shall equal 100% of the per share fair market value of our common stock on the date of grant. Unless the Committee provides for earlier expiration, SARs will expire ten years after the date of grant. Unless otherwise provided by the Committee, unvested SARs will expire upon termination of the participant’s service with the Company. The Committee may provide in each award agreement the participants right to exercise SAR’s following termination of employment or services with the Company.
     Upon exercise of a SAR, the participant will receive payment from us in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the base value times (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, SARs may be settled in cash, shares of common stock of equivalent value, in some combination thereof, or in any other form approved by the Committee.
Performance Goals
     Awards under the Plan may be made subject to performance measures as well as time-vesting conditions. Such performance measures may be established and administered in accordance with the requirements of Section 162(m) of the Code for awards intended to qualify as “performance-based compensation” thereunder. To the extent that performance measures under the Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, such performance measures must utilize one or more objective measurable performance goals as determined by the Committee based upon one or more factors, including, but not limited to: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales growth; (iv) net operating profit; (v) operating earnings; (vi) operating earnings per share; (vii) return measures (including, but not limited to, return on assets, capital, equity, or sales); (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xix) margins; (xx) operating efficiency; (xxi)

customer satisfaction; (xxii) employee and/or service provider satisfaction; (xxiii) working capital targets; (xxiv) economic value added; (xxv) revenue growth; (xxvi) assets under management growth; and (xxvii) rating agencies’ ratings.
     Any performance measure may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Committee deems appropriate. In the award agreement, the Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goal(s). The Committee may provide in any award agreement that any evaluation of attainment of a performance goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
Cash-Based Awards
     Subject to the terms and provisions of the Plan, the Committee may grant cash-based awards to participants in such amounts and upon such terms as the Committee may determine. Each cash-based award shall have a value as may be determined by the Committee. For each cash-based award, the Committee may establish performance criteria in its discretion. If the Committee exercises its discretion to establish such performance criteria, the number and/or value of cash-based awards will be determined in the manner determined by the Committee to the extent to which the performance criteria are met. Subject to the terms of the Plan, the holder of a cash-based award shall be entitled to receive payout on the value of cash-based award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved. Payment of earned cash-based awards shall be as determined by the Committee and evidenced in the award agreement. Subject to the terms of the Plan, the Committee may pay earned cash-based awards in the form of cash or in shares of common stock (or in a combination thereof) that have an aggregate fair market value equal to the value of the earned cash-based awards. Such shares of common stock may be granted subject to any restrictions deemed appropriate by the Committee.
Stock-Based Awards
     The Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine. Such awards may entail the transfer of actual shares of common stock to participants, or payment in cash or otherwise of amounts based on the value of shares of common stock.

Change of Control.
     Except as otherwise provided in the Plan, the Committee may specify in an award agreement that upon the occurrence of a Change in Control, such award will immediately vest and become fully exercisable, the restrictions as to transferability of shares subject to the award will be waived, and any and all forfeiture risks or other contingencies will lapse. A “Change in Control” shall mean the first to occur of the following events: (i) The date that any one person or entity, or more than one person or entity acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or entity or group, constitutes more than fifty percent (50%) of the total voting power of the stock of Company; provided, however, if any person or entity or group is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not cause a Change in Control of the Company; (ii) on the date that a majority of members of the Board of Directors are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) On the date that any person or entity or group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets, directly or indirectly, from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets owned, directly or indirectly, by the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing, a Change in Control will not occur when there is a transfer to an entity that is controlled by the Shareholders immediately after the transfer. A transfer of assets by Company is not treated as a change in the ownership of such assets if the assets are transferred to (a) a shareholder (immediately before the asset transfer) in exchange for or with respect to its stock in the Company, (b) an entity, fifty percent (50%) or more of the total voting power of which is owned, directly or indirectly, by the Company, (c) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total voting power of all the outstanding stock of the Company, or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (c) of this Paragraph.
Eligibility.
     Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options, restricted stock awards and stock appreciation rights awards may be granted under the Plan to employees, directors and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted. The Committee, in its discretion, will select the individuals to whom options, restricted stock awards and stock appreciation rights will be granted, the time or times at which such awards are granted, and the number of shares subject to each grant.
Exercise of Award; Form of Consideration.
     The Committee will determine when awards become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. Under the Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Committee valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Committee ; provided, however, unless otherwise determined by the Committee, no shares may be tendered unless such shares have been held by the participant for six (6) months or more. In addition, the Committee may permit a participant to elect to pay the exercise price upon the exercise of an incentive stock option or non-qualified stock option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the incentive stock option or non-qualified stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. For non-qualified stock options and stock received from restricted stock awards or upon the exercise of stock appreciation rights, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.
Nontransferability of Awards.
     Except as otherwise provided by the Committee, awards under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and may only be exercised by or be otherwise available to the participant during his or her lifetime. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a participant under the Plan shall be exercisable during his or her lifetime only by such participant.
Other Provisions.
     An award agreement may contain other terms, provisions, and conditions not inconsistent with the Plan, as may be determined by the Committee. In the discretion of the Committee, a participant may be granted any awards permitted under the provisions of the Plan, and more than one award may be granted to a participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company. Subject to the overall limitation on the number of shares of common stock that may be delivered under the Plan, the Committee may use available shares of common stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company.
Amendment and Termination of the Plan.
     The Committee may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareholders may alter or impair any award previously granted under the Plan without the written consent of the participant. The Plan will only be effective if approved by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options under it are outstanding; provided, however, that no Options may be granted under the Plan after the ten (10) year anniversary of the Effective Date.
What are the federal income tax consequences relating to the plan?
     The federal income tax consequences to the Company and its employees of awards under the Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the Plan.
     A recipient of a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonqualified stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
     The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.
     For restricted stock awards, unless the participant elects to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
     A participant is not deemed to receive any taxable income at the time restricted stock units are granted. When vested restricted stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such restricted stock units (if any).
     At the discretion of the Committee, a participant may be allowed to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering or attesting to us already-owned shares of our common stock.
     If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (not applicable to incentive stock options) and we are allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our four other most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-

based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the shareholders (e.g., see Performance Goals above). The Plan is structured with the intention that the Committee will have the discretion to make awards under the Plan that would qualify as “performance-based compensation” and be deductible. We are seeking shareholder approval of the Plan to comply with Code Section 162(m).
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE IS NECESSARY FOR THE APPROVAL OF PROPOSAL 2.
REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION
          Decisions on compensation of the Company’s senior executives, except for decisions related to awards under the Company’s Director Plan, are made by the compensation committee of the Company’s Board of Directors. Each member of the compensation committee is a non-employee director. It is the responsibility of the compensation committee to assure the Board that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve the needs of the Company’s shareholders and the Company. Pursuant to rules adopted by the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by directors Brame, O’Neil, Olson and Hensley in their capacity as the compensation committee.
          What is the compensation policy of the compensation committee?
          The Company believes that the executive compensation program should align the interests of shareholders and executives. The Company’s primary objective is to provide high quality patient care while maximizing shareholder value. The compensation committee seeks to forge a strong link between the Company’s strategic business goals and its compensation goals.
          The Company’s executive compensation program is consistent with the Company’s overall philosophy for all management levels. The Company believes that the more employees are aligned with the Company’s strategic objectives, as stated below, the greater the Company’s success on both a short-term and long-term basis.
          How are the Company’s executive officers compensated?
          The Company’s executive compensation program has been designed to support the overall Company strategy and objective of creating shareholder value by:
•	Emphasizing pay for performance by having a significant portion of executive compensation “at risk.”

•	Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

•	Appropriately balancing the Company’s short-term and long-term business, financial and strategic goals.
          The Company’s strategic goals are:
•	Profitability: To maximize financial returns to its shareholders, in the context of providing high quality service.

•	Quality: To achieve leadership in the provision of relevant and high quality health services.

•	Stability: To be a desirable employer and a responsible corporate citizen.
When the Company or the individual business units meet or exceed their respective annual operating goals, the annual executive pay targets (i.e., base salary plus incentive) are intended to be market competitive with similar U.S. public health care companies having similar revenues.
Base Salary
          The base salaries of the Company’s executives are listed in the Summary Compensation Table in this proxy statement and are evaluated annually. In evaluating appropriate pay levels and salary increases for Company executives, the compensation committee considers achievement of the Company’s strategic goals, level of responsibility, individual performance, internal equity and external pay practices. Regarding external pay practices, the compensation committee reviews compensation practices of peer companies, as determined from information gathered by the Company from an independent compensation consulting firm and other outside sources.
Annual Incentives
          Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are specific to each executive’s area of responsibility. For 2005, the majority of the available bonus percentage for each executive is tied to Company profitability, generally defined by achievement of the annual budget as approved by the Board of Directors. For 2006, at least 60% of the available bonus percentage for each executive is tied to Company profitability, generally defined by achievement of the annual budget as approved by the Board of Directors. The remaining 40% of the available bonus percentage for each executive is tied to other quantitative and qualitative measures.
          Company executives may earn a bonus of up to 50% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets. At the end of the year, performance against these goals is determined on an arithmetic scale with the pre-established weighting. The amount of the bonus paid to each named executive officer for 2005 is reflected in the Executive Compensation Table above.
Long-Term Incentives
          The Company’s long-term incentive compensation program has historically consisted of nonqualified stock options, which are related to improvement in long-term shareholder value. Stock option grants provide an incentive that focuses the executive’s attention on managing the

Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long-term results that benefit the Company and long-term shareholders.
               The option grants to executive officers offer the right to purchase shares of common stock at their fair market value on the date of the grant. These options will have value only if the Company’s stock price increases. The number of shares covered by each grant is intended to reflect the executive’s level of responsibility and past and anticipated contributions to the Company. The Company sought shareholder approval of an increase in the number of shares available under its Key Personnel Plan at its 2001 annual meeting. The shareholders did not approve the amendment. In accordance with its terms, the Key Personnel Plan expired in May 2004. Accordingly, no further grants can be made under this plan.
               The Compensation Committee has approved and recommended that the shareholders adopt the Advocat Inc. 2005 Long-Term Incentive Plan as described in Proposal 2. The Compensation Committee believes that this Plan will enable the Compensation Committee to again grant long-term incentives to the employees of the Company as described above.
               The purposes of this Plan are to (i) attract and retain current and prospective employees and other service providers; (ii) motivate such persons, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify the interests of such persons with those of the Company’s shareholders by offering compensation that is based on the Company’s common stock and/or contingent on attaining certain performance goals and thereby promoting the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.
               Upon adoption of the Plan by the Board of Directors, the Compensation Committee granted options to purchase a total of 332,400 shares of the Company’s common stock, subject to the approval of the Plan by the shareholders. No options were granted under the Key Personnel Plan in 2003, 2004 or 2005.
          During 2005, what was the compensation paid to the Company’s chief executive officer?
          Securities and Exchange Commission regulations require corporate compensation committees to disclose the bases for the compensation of a corporation’s chief executive officer relative to such corporation’s performance.
          Mr. Council, the Company’s Chief Executive Officer, is eligible to participate in the same executive compensation plans that are available to the other senior executive officers, which plans are described above. The compensation committee’s general approach in setting Mr. Council’s annual compensation is derived from the same considerations described above, namely, to be competitive with the compensation plans of other U.S. public health care corporations of similar size while having a large percentage of his annual incentive compensation based upon specific, corporate-wide operating performance criteria.
          Mr. Council has an employment agreement with the Company, which is described under Employment Agreements. The compensation committee and the board of directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of size comparable to Advocat as well as provide a compensation level and structure necessary to obtain an executive with Mr. Council’s experience and credentials. Mr. Council’s employment agreement provided for an annual salary of $275,000 in 2003. Effective January 1, 2006, Mr. Council’s salary was increased to $388,725 by the Company’s compensation committee. For fiscal year 2005, Mr. Council was paid a bonus of $188,112.
          Does the Company anticipate special tax consequences resulting from paying any of its executive officers in excess of $1,000,000?
          Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1.0 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1.0 million in 2006, and, accordingly, to date the Company has not adopted a policy in this regard.
          Who are the members of the compensation committee?
          The compensation committee consists of Mr. Brame, Mr. O’Neil, Mr. Olson and Mr. Hensley.
          What is the purpose of this compensation committee report?
          The above compensation committee report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Securities Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express written consent of Advocat.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          The Company’s compensation committee currently consists of directors Olson, Brame, O’Neil and Hensley. No interlocking relationship exists between the members of the Company’s Board of Directors or compensation committee and the board of directors or compensation committee of any other company.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          The Company does not currently have any related party transactions in effect.

          Does the Company have a policy in place with respect to contracts between the Company and persons affiliated with the Company?
          Advocat has a policy that any transactions between Advocat and its officers, directors and affiliates will be on terms as favorable to Advocat as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit committee of the board.
AUDIT COMMITTEE REPORT
          The audit committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Advocat. Among other things, the audit committee reviews and discusses with management and with Advocat’s independent registered public accounting firm (or “independent auditors”) the results of the year-end audit of Advocat, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” directors, qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the NASD’s listing standards. The board has adopted a written charter of the audit committee, which was included as an annex to last year’s proxy statement.
          As set forth in the audit committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
          In connection with its review of Advocat’s audited financial statements for the fiscal year ended December 31, 2005, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from BDO Seidman, LLP (“BDO”) required by Independence Standards board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect and discussed with BDO their independence from Advocat. The audit committee has determined that the provision of non-audit services rendered by BDO to Advocat is compatible with maintaining the independence of BDO from Advocat, but the audit committee will periodically review the non-audit services rendered by BDO.
          The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
          Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to Advocat’s board of directors that the audited financial statements be included in Advocat’s annual report on Form 10-K for its fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.
          Who are the members of the audit committee?
          The members of the audit committee are Mr. O’Neil, Mr. Brame, Mr. Hensley and Mr. Olson.
COMPANY PERFORMANCE
          How has the Company’s stock performed in comparison to the S&P SmallCap 600 Index and a peer group index?
          The graph below compares the cumulative total return of the Company with that of the S&P SmallCap 600 Index and a peer group index for the last five years. Cumulative return assumes $100 invested in the Company or respective index on December 31, 2000 with dividend reinvestment through December 31, 2005. The peer group includes Beverly Enterprises, Inc.; Manor Care, Inc.; National HealthCare Corporation and Sun Healthcare Group, Inc.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ADVOCAT INC., THE S & P SMALLCAP 600 INDEX
AND A PEER GROUP

* $100 Invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

Copyright © 2006, Standard & Poor’s a division of The McGraw-Hill Companies, Inc All rights reserved. www.researchdatagroup.com/S&P.htm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          Who is the Company’s independent registered public accounting firm?
          The Company’s audit committee has selected BDO Seidman, LLP (“BDO”) as the Company’ principal independent registered public accounting firm (“independent auditors”) for the 2005 fiscal year. BDO has served as the Company’s independent auditors since the 2002 fiscal year. Representatives from BDO are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. BDO representatives are expected to be available to respond to appropriate questions.
FEES TO BDO SEIDMAN, LLP
          What fees were paid to the Company’s independent auditors during fiscal 2005?
For the fiscal years ended December 31, 2005 and 2004, the total fees paid to our auditors, BDO, were as follows:

	2005	2004
Audit Fees(1)	$289,000	$259,000
Audit-Related Fees(2)	9,000	8,000
Tax Fees(3)	79,000	69,000
All Other Fees(4)	—	29,000

Total Fees for Services Provided	$377,000	$365,000

(1)	Audit Fees include fees billed for professional services rendered in connection with the audit of the Company’s financial statements and fees charged for the review of the Company’s quarterly financial statements. These fees also include assistance with the review of documents filed with the SEC.

(2)	Audit Related Fees consist of audits of the Company’s savings plan and trust.

(3)	Tax Fees include those charged for tax advice, planning and compliance.

(4)	Other services rendered by BDO during the fiscal year ended December 31, 2004 included work related to the sale of the Company’s Canadian operations.
          In accordance with the charter of our audit committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the audit committee. All of the services above were approved by our audit committee. The pre-approval requirement was waived for approximately one percent of the 2005 fees, as permitted by SEC regulations, with the waived fees included in tax fees above. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.
          The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.
MISCELLANEOUS
          It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

Appendix A
ADVOCAT INC.
2005 LONG-TERM INCENTIVE PLAN

A-i

A-ii

A-iii

ADVOCAT INC.
2005 LONG-TERM INCENTIVE PLAN
SECTION 1. GENERAL
          1.1 Purpose. The ADVOCAT INC. 2005 LONG-TERM INCENTIVE PLAN (“Plan”) has been established by ADVOCAT INC. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate persons eligible to participate in the Plan, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify the interests of persons eligible to participate in the Plan with those of the Company’s Shareholders by offering compensation that is based on the Company’s common stock and/or contingent on attaining certain performance goals and thereby promoting the long-term financial interest of the Company and its Affiliates, including the growth in value of the Company’s equity and enhancement of long-term Shareholder return.
          1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan and who will thereby become “Participants” in the Plan.
SECTION 2. DEFINED TERMS
     Capitalized words and phrases contained herein shall have the following meanings:
          2.1 Affiliate. The term “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act of 1934, with reference to the Company and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of such corporation or of the capital interest or profits interest of such partnership or other entity.
          2.2 Award. The term “Award” shall mean any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Cash Based Award, or Stock Based Award granted under the Plan.
          2.3 Award Agreement. The term “Award Agreement” shall mean either (i) a written agreement entered into by the Company or an Affiliate and a Participant setting forth the terms and conditions applicable to an Award granted to such Participant under this Plan, or (ii) a written statement issued by the Company or an Affiliate to a Participant describing the terms and conditions of an Award granted to such Participant under this Plan.
          2.4 Base Value. The term “Base Value” shall mean the amount used to determine the value of Stock Appreciation Right granted hereunder which, unless otherwise determined by the Committee, shall equal the Fair Market Value of one share of Stock on the date a Stock Appreciation Right is granted.

          2.5 Board. The term “Board” shall mean the Board of Directors of the Company.
          2.6 Cash-Based Award. The term “Cash-Based Award” shall mean an Award granted under SECTION 7, the value of which is denominated in cash and which is not any other form of Award described in this Plan.
          2.7 Change in Control. Unless otherwise determined by the Committee and set forth in an applicable Award Agreement, the term “Change in Control” shall mean and shall be deemed to have occurred upon the first to occur of the following:
     (i) The date that any one person, or more than one Person acting as a group, acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total voting power of the stock of Company; provided, however, if any one Person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not cause a Change in Control of the Company.
     (ii) On the date that a majority of members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
     (iii) On the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets, directly or indirectly, from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets owned, directly or indirectly, by the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets owned directly or indirectly by the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred under this Paragraph (iii) when there is a transfer to an entity that is controlled by the Shareholders immediately after the transfer. A transfer of assets by Company is not treated as a change in the ownership of such assets if the assets are transferred to (a) a Shareholder (immediately before the asset transfer) in exchange for or with respect to its stock in the Company, (b) an entity, fifty percent (50%) or more of the total voting power of which is owned, directly or indirectly, by the Company, (c) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total voting power of all the outstanding stock of the corporation, or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (d) of this Paragraph.
This definition of “Change in Control” is intended to be consistent with the phrase “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” as used in Section 409A(a)(2)(A)(v) of the Code and the Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent with such intent.
          2.8 Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
          2.9 Committee. The “Committee” shall mean the committee selected by the Board to administer the Plan pursuant to Section 11. The Committee shall at all times consist of two or more persons, each of whom is a “non-employee director” within the meaning of 16b-3(b)(3) of the Exchange Act of 1934, as amended, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code and the Regulations promulgated thereunder. If the Committee does not exist, the Board shall be considered the Committee and may take any action under the Plan that would otherwise be the responsibility of the Committee.
          2.10 Company. The “Company” shall mean ADVOCAT INC., a Delaware corporation.
          2.11 Detrimental Activity. The term “Detrimental Activity” shall mean any of the following:
     (a) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or an Affiliate;
     (b) the disclosure to anyone outside the Company or an Affiliate, or the use in other than the business of the Company or an or an Affiliate, without prior written authorization from the Company, of any confidential information or material, relating to the business of the Company or an Affiliate, acquired by the Participant either during or after employment or service with the Company or an Affiliate;
     (c) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment or service by the Company or an Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Company or an Affiliate or the failure or refusal to do anything reasonably necessary to enable the Company or an Affiliate to secure a patent where appropriate in the United States and in other countries;
     (d) any activity that results in termination of the Participant’s employment for cause;
     (e) a violation of any rules, policies, procedures or guidelines of the Company or an Affiliate;

          (f) any attempt directly or indirectly to induce any employee or service provider of the Company or an Affiliate to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or an Affiliate;
          (g) the Participant being convicted of, or entering a guilty plea with respect to, a felony or a crime involving financial impropriety or moral turpitude, whether or not connected with the Company or an Affiliate; or
          (h) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company or an Affiliate.
          2.12 Effective Date. The “Effective Date” shall mean December 13, 2005, being the date this Plan was adopted by the Board.
          2.13 Eligible Employee. The term “Eligible Employee” shall mean:
          (a) With respect to an ISO, any person who, at the time the ISO is granted to such person, is an employee, as such term is used in Section 422 of the Code and described in Regulations Section 1.421-1(h)(1), of the Company or a Subsidiary.
          (b) With respect to all Awards other than ISOs, any employee or service provider of the Company or an Affiliate including, without limitation, directors, officers, consultants or advisors of the Company. An Award may be granted to any such person in connection with hiring, retention or otherwise, prior to the date such person first performs services for the Company or an Affiliate, provided that such Award shall not become vested prior to the date such person first performs such services.
          2.14 Exercise Price. The “Exercise Price” shall mean the exercise price of an Option determined under Subsection 3.3 of the Plan.
          2.15 Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:
          (a) If the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the mean between the lowest and highest reported sale prices of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.
          (b) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

          (c) If the day is not a business day, and as a result, Paragraphs (a) and (b) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day.
If Paragraphs (a), (b), and (c) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee by using the reasonable application of a reasonable valuation method.
          2.16 Incentive Stock Option or ISO. An “Incentive Stock Option” or “ISO” shall mean an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code and the Regulations promulgated thereunder.
          2.17 Non-Qualified Stock Option or NQO. A “Non-Qualified Stock Option” or “NQO” shall mean an Option that is not or is not intended to be an incentive stock option as that term is described in Section 422(b) of the Code and the Regulations promulgated thereunder.
          2.18 Option. An “Option” shall mean a right under the Plan entitling the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under the Plan may be either an ISO or a NQO as determined in the discretion of the Committee.
          2.19 Participant. A “Participant” shall mean an Eligible Employee (or the transferee of an Eligible Employee if a transfer is permitted under the Plan and the applicable Award Agreement) who has been designated by the Committee to receive an Award under the Plan.
          2.20 Performance Based Compensation. “Performance Based Compensation” shall mean compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of Section 162(m) of the Code.
          2.21 Performance Goal. “Performance Goal” shall mean a performance criterion selected by the Committee for a given Award based on one or more of the Performance Measures.
          2.22 Performance Measures. “Performance Measures” means measures as described in SECTION 8, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, right to payment, or value of an Award that are designated to qualify as Performance Based Compensation.
          2.23 Performance Period. “Performance Period” shall mean the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.
          2.24 Performance Share. A “Performance Share” shall mean an Award granted under Section 6.1 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
          2.25 Performance Unit. A “Performance Unit” shall mean an Award granted under Section 6.1 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
          2.26 Period of Restriction. “Period of Restriction” shall mean the period when Restricted Stock or a Restricted Stock Unit is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or upon the occurrence of other events as determined by the Committee, in its discretion.
          2.27 Person. The term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.
          2.28 Plan. The “Plan” shall mean the ADVOCAT INC. 2005 LONG-TERM INCENTIVE PLAN, as the same may be amended from time to time as permitted hereunder.
          2.29 Regulations. “Regulations” shall mean the United States Treasury Regulations, including temporary Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).
          2.30 Restricted Stock. “Restricted Stock” shall mean an Award of shares of Stock subject to a Period of Restriction, granted under SECTION 5 herein and subject to the terms of this Plan.
          2.31 Restricted Stock Unit. A “Restricted Stock Unit” shall mean an Award denominated in units subject to a Period of Restriction, granted under SECTION 5 herein and subject to the terms of this Plan.
          2.32 Shareholders. “Shareholders” shall mean the shareholders of the Company.
          2.33 Stock Appreciation Right or SAR. A “Stock Appreciation Right” or “SAR” shall mean a right entitling a Participant to receive value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a share of Stock; over (b) the Base Value.
          2.34 Stock. The term “Stock” shall mean shares of common stock of the Company, no par value.
          2.35 Stock Based Award. The Term “Stock Based Award” shall mean an equity based or equity related Award granted under SECTION 7 herein subject to the terms of this Plan and which is not otherwise described by the Terms of this Plan.

          2.36 Subsidiary or Subsidiaries. The term “Subsidiary” or “Subsidiaries” shall mean any corporation during any period in which it is a “subsidiary corporation” as that term is defined in Section 424(f) of the Code with respect to the Company that the Committee designates to be subject to the Plan.
          2.37 Ten Percent Shareholder. A “Ten Percent Shareholder” shall mean a Participant who owns, directly or indirectly by attribution under Section 424(d) of the Code, more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary.
SECTION 3. OPTIONS
          3.1 Grant of Options. The Committee is hereby authorized to grant Options to such Eligible Employees as it, in its discretion, deems advisable. Options granted may be in the form of ISOs or NQOs or any combination thereof that the Committee, in its discretion, deems advisable. ISOs may be granted only to Eligible Employees described in Paragraph 2.13(a).
          3.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of shares of Stock to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQO.
          3.3 Exercise Price. The Exercise Price of each Option granted under the Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted. Notwithstanding the foregoing, in the case of an ISO, the Exercise Price shall not be less than 100% (or 110% in the case of a Ten Percent Shareholder) of the Fair Market Value of a share of Stock on the date the ISO is granted.
          3.4 Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and specified in the Award Agreement to which such Option relates. Notwithstanding the foregoing, no ISO may be exercised more than ten (10) years (or five (5) years in the case of a Ten Percent Shareholder) after the date the ISO was granted.
          3.5 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 3 shall be subject to the following:
          (a) Subject to the following provisions of this Subsection 3.5, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Paragraph 3.5(c), payment may be made as soon as practicable after the exercise).
          (b) The Exercise Price shall be payable: (i) in cash; (ii) by shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise (by either actual delivery of shares or by attestation); or (ii) in any combination thereof, as determined by the Committee; provided, unless otherwise determined by the Committee, no shares may be tendered pursuant to this Paragraph unless such shares have been held by the Participant for six (6) months or more.
          (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
          3.6 Restrictions on Share Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option granted pursuant to this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed and/or traded.
          3.7 Termination of Employment or Agency. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
          3.8 Nontransferability of Options.
          (a) No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.
          (b) Except as otherwise provided in a Participant’s Award Agreement at the time of grant, or thereafter by the Committee, NQO granted under this Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all NQOs granted to a Participant under this Plan shall be exercisable during the Participant’s lifetime only by such Participant.
          3.9 Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of shares of Stock issued pursuant to the exercise of an ISO or shares of Stock received as a dividend on Stock acquired through the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

SECTION 4. STOCK APPRECIATION RIGHTS.
          4.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion.
          4.2 Stock Appreciation Rights Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Base Value, the term of the SAR, and any such other provisions as the Committee shall determine.
          4.3 Term of Stock Appreciation Rights. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
          4.4 Exercise of Stock Appreciation Rights. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
          4.5 Payment on Exercise of Stock Appreciation Rights. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
          (a) The difference between the Fair Market Value of one share of Stock on the date of exercise over the Base Value; by
          (b) The number of shares of Stock with respect to which the SAR is exercised.
At the discretion of the Committee, a SAR may be settled in cash, shares of Stock of equivalent value (based on the Fair Market Value on the date of exercise of the SAR), in some combination thereof, or in any other form approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement.
          4.6 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or service with the Company or a Subsidiary. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          4.7 Nontransferability of Stock Appreciation Rights. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, an SAR granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

          4.8 Other Restrictions. Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any shares of Stock received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the shares of Stock received upon exercise of an SAR for a specified period of time.
SECTION 5. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
          5.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.
          5.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Committee shall determine.
          5.3 Nontransferability of Restricted Stock and Restricted Stock Units. Except as otherwise provided in this Plan or the Award Agreement, the shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement at the time of grant or thereafter by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Award Agreement at the time of grant or thereafter by the Committee.
          5.4 Other Restrictions. The Committee shall impose, in the Award Agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock, or shares delivered in consideration of Restricted Stock Units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse. Except as otherwise provided in this Section 5, shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, shares of Stock, or a combination of cash and shares of Stock as the Committee, in its sole discretion shall determine.
          5.5 Certificate Legend. Each certificate representing shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:
THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ADVOCAT INC. 2005 LONG-TERM INCENTIVE COMPENSATION PLAN, AND IN THE ASSOCIATED AWARD AGREEMENT. A COPY OF THE PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM ADVOCAT INC.
          5.6 Voting Rights. Except as otherwise determined by the Committee and set forth in the related Award Agreement, Participants holding shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
          5.7 Dividends and Other Distributions. Each Award Agreement shall set forth the Participant’s rights to dividends paid with respect to the shares of Stock underlying an Award of Restricted Stock during the Period of Restriction. The Committee may designate in the Award Agreement that a Participant holding Restricted Stock Units may be entitled to dividend equivalents, the terms of which shall be determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Stock, Restricted Stock, or Restricted Stock Units.
          5.8 Termination of Employment and Agency. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or service with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          5.9 Payment in Consideration of Restricted Stock Units. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, shares of Stock with an equivalent value, in some combination thereof, or in any other form determined by the Committee in its sole discretion. The Committee’s determination regarding the form of payment shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit.

SECTION 6. PERFORMANCE SHARES AND PERFORMANCE UNITS
          6.1 Grant of Performance Shares and Performance Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.
          6.2 Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant, which may be less than, equal to, or greater than the Fair Market Value of a share of Stock. The Committee shall set performance criteria for a Performance Period in its discretion which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and set forth in the Award Agreement, the value and/or number of each Performance Share or Performance Unit that will be paid to the Participant.
          6.3 Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares or Performance Units shall be entitled to receive payout on the value and number of Performance Shares or Performance Units determined as a function of the extent to which the corresponding performance criteria have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the shares of Stock received pursuant to such Award for a specified period of time.
          6.4 Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares or Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares or Performance Units in the form of cash or in shares of Stock (or in a combination thereof) equal to the value of the earned Performance Shares or Performance Units at the close of the applicable Performance Period. Any shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination.
          6.5 Dividends and Other Distributions. The Committee may set forth in the applicable Award Agreement that Participants holding Performance Shares will receive dividend equivalents with respect to dividends declared with respect to the Performance Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.
          6.6 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares or Performance Units following termination of the Participant’s employment or Agency with the Company or an affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          6.7 Nontransferability of Performance Shares and Performance Units. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Performance Shares or Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee at any time, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.
SECTION 7. CASH-BASED AWARDS AND STOCK-BASED AWARDS.
          7.1 Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time and time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
          7.2 Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Committee. For each Cash-Based Award, the Committee may establish performance criteria in its discretion. If the Committee exercises its discretion to establish such performance criteria, the number and/or value of Cash-Based Awards that will be paid out to the Participant will be determined, in the manner determined by the Committee, the extent to which the performance criteria are met.
          7.3 Payment in Consideration of Cash-Based Awards. Subject to the terms of this Plan, the holder of a Cash-Based Award shall be entitled to receive payout on the value of Cash-Based Award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved.
          7.4 Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Committee and evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in shares of Stock (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Cash-Based Awards (the applicable date regarding which aggregate Fair Market Value shall be determined by the Committee). Such shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
          7.5 Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine. Such Awards may entail the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Stock.

          7.6 Termination of Employment or Agency. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant’s employment or Agency with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
          7.7 Nontransferability of Cash-Based Awards and Stock-Based Awards. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.
SECTION 8. PERFORMANCE MEASURES
          8.1 Performance Based Compensation. Notwithstanding any other terms of this Plan, the vesting, payment, or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance-Based Compensation shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Code Section 162(m). The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Performance Goal(s) relate(s) or such earlier time as required to comply with Code Section 162(m). No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee may retain the discretion to reduce the value below such maximum.
          8.2 Performance Measures. Unless and until the Committee proposes for Shareholder vote and the Shareholders approve a change in the general Performance Measures set forth in this SECTION 8, the Performance Goal(s) upon which the payment or vesting of an Award to an Insider that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales growth;

(d)	Net operating profit;

(e)	Operating earnings;

(f)	Operating earnings per share;

(g)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(h)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(i)	Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;

(j)	Gross or operating margins;

(k)	Productivity ratios;

(l)	Share price (including, but not limited to, growth measures and total Shareholder return);

(m)	Expense targets;

(n)	Margins;

(o)	Operating efficiency;

(p)	Customer satisfaction;

(q)	Employee and/or service provider satisfaction;

(r)	Working capital targets;

(s)	Economic value added;

(t)	Revenue growth;

(u)	Assets under management growth; and

(v)	Rating Agencies’ ratings.
Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. In the Award Agreement, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goal(s). The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to Shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
          8.3 Modification of Performance Measures. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining Shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining Shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Insiders that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).
SECTION 9. OPERATION AND ADMINISTRATION
          9.1 Effective Date. Subject to the approval of the Shareholders, the Plan shall be effective as of the Effective Date; provided, however, that to the extent that Awards are granted under the Plan prior to its approval by the Shareholders, the Awards shall be contingent on approval of the Plan by the Shareholders within twelve months before or after the Effective Date and consistent with the requirements for Shareholder approval of matters requiring shareholder approval under the Company’s organizational documents and under applicable corporate law and the rules of any exchange on which the Company’s stock is listed. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten (10) year anniversary of the Effective Date.
          9.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:
          (a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
          (b) Subject to the other provisions of this Section 9.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of seven hundred thousand (700,000) shares of Stock.
          (c) Notwithstanding anything in this Plan to the contrary, any Award (as applicable) may be settled in cash rather than Stock (i) to the extent provided by the Committee and (ii) to the extent such right to settle an Award in cash would not result in the recognition of income or the imposition of interest or a penalty under Section 409A of the Code. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
          (d) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards (as applicable); (iii) adjustment of the Exercise Price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. All determinations made by the Committee pursuant to this Paragraph 9.2(d) shall be final and binding on the Participants.
          (e) Unless and until the Committee determines that an Award shall not be designed to qualify as Performance-Based Compensation, the following limits shall apply to grants of Awards under the Plan:
(i) The maximum aggregate number of shares of Stock that may be granted in the form of Options or Stock Appreciation Rights pursuant to any Award granted in any one calendar year to any one Participant shall be two hundred thousand (200,000).
(ii) The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one calendar year to any one Participant shall be two hundred Thousand (200,000).
(iii) The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one calendar year shall be two hundred Thousand (200,000) shares of Stock, or equal to the value of two hundred Thousand (200,000) shares of Stock determined as of the date of vesting or payout, as applicable.
(iv) The maximum aggregate amount awarded or credited with respect to Cash Based Awards to any one Participant in any one calendar year may not exceed one million dollars ($1,000,000) determined as of the date of vesting or payout, as applicable.
(v) The maximum aggregate grant with respect to Awards of Stock Based Awards in any one calendar year to any one Participant shall be two hundred Thousand (200,000).

          9.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
          (b) Unless the shares of Stock to be issued pursuant to an Award are covered by a then current registration statement or a notification under Regulation A under the Securities Act of 1933, the Committee may require an acknowledgment from a Participant as a condition to the issuance of such shares, in form and substance satisfactory to the Company, that: (i) such shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act of 1933); (ii) the Participant has been advised and understands that such shares have not been registered under the Securities Act of 1933 and are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933 and are subject to restrictions on transfer, and the Company is under no obligation to register such shares under the Securities Act of 1933 or to take any action which would make available to the Participant any exemption from such registration; (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws; and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the applicable Award Agreement may be endorsed on the certificates.
          (c) To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If any shares of Stock to be issued pursuant to the Plan are subject to forfeiture restrictions set forth in the applicable Incentive Agreement or the Plan, the Committee may require that any such shares of Stock be held in escrow until such restrictions lapse.
          9.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan. Unless otherwise determined by the Committee, amounts to be withheld pursuant to this Subsection shall not exceed the minimum statutory withholding.

          9.5 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Awards permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.
          9.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
          9.7 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or a Subsidiary.
          9.8 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
          9.9 Limitation of Implied Rights.
          (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
          (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a Shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
          9.10 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
          9.11 Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and any Awards granted hereunder shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of laws provisions of any jurisdiction.
SECTION 10. CHANGE IN CONTROL
          Except as otherwise provided in the Plan, the Committee may specify in an Award Agreement that upon the occurrence of a Change in Control, such Award will immediately vest and become fully exercisable, the restrictions as to transferability of shares subject to the Award will be waived, and any and all forfeiture risks or other contingencies will lapse.
SECTION 11. COMMITTEE
          11.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section 11.
          11.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:
          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 12) to cancel or suspend Awards.
          (b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
          (c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.
          (d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable corporate law.

          11.3 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an Eligible Employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
SECTION 12. AMENDMENT AND TERMINATION
          The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to Paragraph 9.2(d) shall not be subject to the foregoing limitations of this Section 12.
SECTION 13. CANCELLATION AND RESCISSION OF AWARDS
          13.1. Effect of Detrimental Activity on Incentive. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any Detrimental Activity.
          13.2 Certificates of Compliance and Rescission upon Detrimental Activity. Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and his or her Award Agreement and is not engaged in any Detrimental Activity. In the event a Participant engages in any Detrimental Activity prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award Agreement, such exercise, payment or delivery may be rescinded within two (2) years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

ADVOCAT INC.
2005 LONG-TERM INCENTIVE PLAN
OFFICER’S CERTIFICATE
          I, L. Glynn Riddle, Jr., Secretary of ADVOCAT INC. (the “Company”), having in my custody and possession the corporate records of the Company, do hereby certify that attached hereto is a true and correct copy of the ADVOCAT INC. 2005 LONG-TERM INCENTIVE PLAN as adopted by the Company’s Board of Directors on December 13, 2005.

L. Glynn Riddle, Jr., SECRETARY
Sworn to and subscribed before me,
this                     day of                                         , 2005.

Notary Public
Commission Expires:

PROXY	ADVOCAT INC.	PROXY
Annual Meeting of Shareholders, June 1, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
          The undersigned hereby appoints L. Glynn Riddle, Jr. as proxy, with power of substitution, to vote all shares of the undersigned at the annual meeting of the shareholders of Advocat, Inc., to be held on Thursday, June 1, 2006, at 9:00 a.m. Central Daylight Time, at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 and at any adjournments or postponements thereof, in accordance with the instructions on the reverse:

Dated:	, 2006

Signature

Signature
Signatures of Shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.
PLEASE SIGN AND DATE ABOVE AND RETURN PROMPTLY

ADVOCAT INC.	PROXY
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF CLASS III DIRECTORS, FOR THE ADVOCAT INC. 2005 LONG-TERM INCENTIVE PLAN AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
(1) ELECTION OF CLASS III DIRECTORS
          (1) WILLIAM R. COUNCIL, III                                                        (2) RICHARD M. BRAME

☐	FOR the nominees	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for the nominees
     To withhold authority to vote for an individual nominee, write that nominee’s name on the space provided below

(2) TO APPROVE THE ADOPTION OF THE ADVOCAT INC. 2005 LONG-TERM INCENTIVE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN
(3) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

☐ FOR DISCRETION	☐ AGAINST DISCRETION	☐ ABSTAIN
(CONTINUTED ON REVERSE SIDE)